Exhibit 99.2

Vivakor, Inc. Announces Closing of $8.0 Million

Underwritten Public Offering and Nasdaq Listing

SOUTH SALT LAKE CITY, UT / ACCESSWIRE / February 16, 2022 – Vivakor, Inc. (Nasdaq:VIVK) (the "Company" or "Vivakor"), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, today announced the closing of its underwritten public offering of 1,600,000 shares of common stock (the “Common Stock”), at a public offering price of $5.00 per share, for aggregate gross proceeds of $8.0 million, prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 240,000 shares of Common Stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

The Company’s Common Stock began trading on the Nasdaq Capital Market on February 14, 2022, under the symbol “VIVK”.

EF Hutton, division of Benchmark Investments, LLC ("EF Hutton”), acted as sole book-running manager for the offering. Lucosky Brookman LLP acted as counsel to the Company and Sheppard, Mullin, Richter & Hampton LLP acted as counsel to the underwriter in connection with the offering.

A registration statement on Form S-1, as amended (File No. 333-250011), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 11, 2022. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Vivakor, Inc.

Vivakor, Inc. is a clean energy technology and asset acquisition company with a focus in the area of natural resources. Vivakor's corporate mission is to create, acquire and accumulate distinct assets, intellectual properties, and exceptional technologies that produce solid returns to its valued shareholders and partners. The company currently focuses on bitumen (heavy crude) extraction from shallow, oil-laden areas in Eastern Utah, along with petroleum-based remediation projects across the globe. The technologies utilized are low-cost, proprietary and proving themselves industry disruptive when measured by a number of important factors. The general business model has been to be an acquisition hub, focused on building and acquiring cash-flowing assets in discrete areas that have an acknowledged technological advantage and enable a substantial market opportunity within significant target markets across the globe. Our research, and the technology we acquire are anchored by our relationships with synergistic partners and product-specific commercialization strategies. From the point of product or technology conception, or through acquisition, development and commercialization, we expect to have strategic partners, joint ventures or licensing arrangements in place for many of our products to sustain revenue attainment.

For more information, please visit our website www.vivakor.com.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's initial public offering. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Risk Factors section of the Company's Registration Statement and preliminary prospectus for the offering filed with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contact

949-281-2606

info@vivakor.com

ClearThink

nyc@clearthink.capital

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